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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 8, 2000



                                DAY RUNNER, INC.

             (Exact name of registrant as specified in its charter)



                                    DELAWARE

                 (State or other jurisdiction of incorporation)



             0-19835                                  95-3624280

    (Commission File Number)             (I.R.S. Employer Identification No.)





                              2750 W. Moore Avenue

                               Fullerton, CA 92833

                    (Address of principal executive offices)





       Registrant's telephone number, including area code: (714) 680-3500


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ITEM 5.     Other Events

         On September 23, 1998, the Company entered into a $160,000,000 Revolving Loan Agreement (the "Loan Agreement") with Wells Fargo Bank, National Association ("Wells Fargo") as the sole bank and as agent (in its agency capacity, the "Agent"). Effective November 24, 1998, the amount was voluntarily reduced to $145,000,000 and unamortized financing fees of approximately $84,000 were charged to interest expense. The loan facility was syndicated with a group of lenders in December 1998. During the year ended June 30, 1999, under the terms of the Loan Agreement, the Company paid the Agent a financing fee of $1,200,000, $40,000 of which was charged to interest expense during the quarter ended September 30, 1999.

         On October 12, 1999, the Company, the Agent and the lenders amended and restated the Loan Agreement (the "First Amended Loan Agreement"). The First Amended Loan Agreement converted the entire revolving loan availability into a term loan portion of $90,444,000 and a maximum revolving loan availability of $29,556,000. The term loan matured on September 30, 2001 and the revolving credit loan facility matured on October 31, 2000. The maturity date of the revolving credit loan facility could have been automatically extended through September 30, 2001, if the Company had achieved as of June 30, 2000, compliance with certain requirements, including a minimum EBITDA, a minimum fixed charge coverage ratio and a maximum funded senior debt ratio, as defined in the First Amended Loan Agreement. The Company did not satisfy these conditions. As a result of entering into the First Amended Loan Agreement, unamortized deferred financing fees due under the Loan Agreement of approximately $955,000 were charged to interest expense in October 1999. At September 30, 2000, the Company had $107,841,000 outstanding under the First Amended Loan Agreement.

         On December 8, 2000, the Company, the Agent and the lenders amended and restated the First Amended Loan Agreement effective as of November 1, 2000 (the "Second Amended Loan Agreement") and waived any Events of Default that had previously occurred and not been waived. The Second Amended Loan Agreement (i) converted the $87,163,875.13 then outstanding aggregate principal amount of term loans issued under the First Amended Loan Agreement into three loans: two term loans (in the principal amounts of $20,000,000 and $40,000,000, denoted as Term Loan A and Term Loan B, respectively) and a convertible term loan (in the principal amount of $27,163,875.13); and (ii) provided for a revolving credit facility that was initially $25,000,000 and adjusts periodically as follows: $25,000,000 to and including December 8, 2000, $19,500,000 from and including December 9, 2000 to and including December 31, 2000, $15,000,000 from and after January 1, 2001 to and including March 31, 2002, $0 from and after April 1, 2002. The maximum amount that can be borrowed under the revolving credit facility is the lowest of (i) the amount of the revolving facility then in effect, (ii) "Available Amount," and (iii) from and after February 1, 2001, the Borrowing Base as set forth in the most recent Borrowing Base Certificate submitted by the Company, as adjusted by the Agent. The "Available Amount" is defined in Second Amended Loan Agreement as: October 1, 2000 through December 8, 2000, $25,000,000; December 9, 2000 through December 31, 2000, $19,500,000; January 1, 2001 through February 28, 2001, $12,000,000; March 1, 2001 through April 30, 2001,
$8,000,000; May 1, 2001 through June 30, 2001, $10,000,000; July 1, 2001 through December 31, 2001, $15,000,000; January 1, 2002 through March 31, 2002, $10,000,000; April 1, 2002 through July 31, 2002, $0. The maturity date for the two term loans, the convertible term loan and the revolving loans issued under the Second Amended Loan Agreement is July 1, 2002.

         Term loan B has a $30,000,000 installment due January 31, 2001 (to which installment any asset sales proceeds are to be applied). The convertible term loan is convertible by the lenders, in whole or in part, into common stock of the Company from and after February 1, 2001 at the rate of $1.15 of the principal amount of the convertible term loan for each share of the Company's common stock. The maximum number of shares of the Company's common stock into which the convertible term loan can be converted is 23,200,000 shares.

         The rate of interest on the loans under the Second Amended Loan Agreement is as follows: on revolving credit loans, the Agent's prime rate plus two percent per annum; on Term Loan A, the Agent's prime rate plus two percent per annum; on Term Loan B, prior to June 30, 2001, the Agent's prime rate plus four percent per annum (except for cash interest paid on the portion of Term Loan B denoted as Foreign Currency Loans), and on and following June 30, 2001, and for cash interest paid on Foreign Currency Loans, the Agent's prime rate plus two percent per annum; on the convertible term loan, the Agent's prime rate plus four percent per annum. Interest is payable monthly in cash except that, at the option of the Company, through and including June 30, 2001, interest accrued on Term Loan B may be paid in the form of new notes having terms identical to Term Loan B (except for interest on the portion of Term Loan B denoted as Foreign Currency Loans which must be paid in cash) and interest accrued on the convertible term loan may at any time be paid in the form of new notes having terms identical to the

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convertible term loan. Interest on certain loans under the First Amended Loan
Agreement in the amount of $2,257,677 is payable on December 31, 2000. There is a commitment fee of .675 percent (67.5 basis points) payable quarterly on the average daily amount by which the Available Amount exceeds the average daily principal amount of outstanding revolving loans.

         The Second Amended Loan Agreement is secured by the Company's assets and includes, among other things, financial covenants requiring maintenance of
(i) a minimum fixed charge coverage ratio (which becomes operative June 30, 2001), (ii) a minimum EBITDA (which becomes operative December 31, 2000), and a
(iii) maximum funded senior debt coverage ratio (which becomes operative June 30, 2001), all as defined in the Second Amended Loan Agreement. The Second Amended Loan Agreement also limits, among other things, the incurrence of liens and other indebtedness, mergers, consolidations, the sales of assets, lease obligations, annual capital expenditures, advances, investments and loans by the Company and its subsidiaries, dividends, stock repurchases and certain transactions with affiliates.


         Copies of the Second Amended Loan Agreement and the related press release are attached as exhibits hereto and are incorporated herein by reference.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         c)       Exhibits

         Item No.

         10.1      Second Amended and Restated Loan Agreement dated as of
                   November 1, 2000 among the Registrant, Day Runner UK plc,
                   Filofax Limited, the Lenders named therein and Wells Fargo
                   Bank, National Association, as Administrative Agent

         99.1      Press Release issued December 13, 2000 by the Registrant








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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            DAY RUNNER, INC.




                                          By:  /s/ John F. Ausura
                                            ----------------------------------

                                            John F. Ausura
                                            Chief Executive Officer


Dated:   December 15, 2000



                                  EXHIBIT INDEX


  Exhibit                                       Description                                     Page
    No.                                                                                          No

10.1              Second Amended and Restated Loan Agreement dated as of
                  November 1, 2000 among the Registrant, Day Runner UK plc,
                  Filofax Limited, the Lenders named herein and Wells Fargo
                  Bank, National Association, as Administrative Agent

99.1              Press Release issued December 13, 2000


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